UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 31, 2014

STANDARD PACIFIC CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-10959	33-0475989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15360 Barranca Parkway Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 789-1600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 1.01                       ENTRY INTO MATERIAL DEFINITIVE AGREEMENT
On July 31, 2014 the Company entered into the Second Amendment to Amended and Restated Credit Agreement (the "Second Amendment"), which amends that certain Amended and Restated Credit Agreement, dated as of October 19, 2012, as amended by that certain First Amendment to Amended and Restated Credit Agreement, dated as of September 26, 2013, and as further amended by that certain Letter Agreement, dated as of October 24, 2013 (as amended, the "Credit Agreement"), among the Company, the several banks and other financial institutions or entities from time to time parties thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.  Among other things, the Second Amendment revises the pricing in favor of the Company, extends the maturity date of the facility from October 2015 to July 2018, increases the size of the facility from $440 million to $450 million, and amends the accordion feature to permit the size of the facility to be increased in the future from $450 million up to $750 million (dependent upon Company needs and available bank commitments).
The Credit Agreement's financial covenants were not modified in connection with the Second Amendment.  On the amendment date no amounts were outstanding under the Credit Facility and, giving effect to the Second Amendment, the total commitment of $450,000,000 was available to be drawn.
The foregoing description is qualified in its entirety by reference to the Second Amendment, a copy of which is filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein.
ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.
ITEM 9.01                    FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits
10.1            Second Amendment to Amended and Restated Credit Agreement.

SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2014

STANDARD PACIFIC CORP.

By:	/S/ JEFF J. MCCALL
Jeff J. McCall
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

99.1	Second Amendment to Amended and Restated Credit Agreement